Exhibit 99.1	Press Release dated September 3, 2014

For Immediate Release

Tengasco Announces Annual Meeting of Shareholders to be held November 14, 2014

Greenwood Village, Colorado, September 3, 2014 -- Tengasco, Inc. (NYSE MKT: TGC) announced today that the Board of Directors has fixed the date and time of the Annual Meeting of the Company’s holders of common stock as Friday, November 14, 2014 at 8:30 A.M. at the Doubletree by Hilton Hotel Denver Tech Center, 7801 E. Orchard Rd., Greenwood Village, CO 80111. The Board of Directors has also fixed the close of business on September 25, 2014 as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. It is anticipated that the Notice of Annual Meeting and Proxy Statement will be available to the Company’s stockholders on or before October 3, 2014. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 6021 S. Syracuse Way, Suite 117, Greenwood Village, CO 80111 ten days before November 14, 2014.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding “expectations,” “anticipations,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements also include statements regarding revenue, margins, expenses, and earnings analysis for 2014 and thereafter; oil and gas prices; reserve calculation and valuation; exploration activities; development expenditures; costs of regulatory compliance; environmental matters; technological developments; future products or product development; the Company’s products and distribution development strategies; potential acquisitions or strategic alliances; and liquidity and anticipated cash needs and availability. The Company’s actual results could differ materially from the forward-looking statements.

Contact:	Cary V. Sorensen, Vice President
720-420-4460